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                                                                 EXHIBIT 3.2


                            ARTICLES OF AMENDMENT

                                      OF

                          ARTICLES OF INCORPORATION

                                      OF

                           A.D.A.M. SOFTWARE, INC.


                                      1.

          The name of the Corporation is A.D.A.M. Software, Inc.

                                      2.

          The amendment to the Corporation's Articles of Incorporation is to amend Article I of the Articles of Incorporation so that Article I shall hereafter be as follows:

                                      I.

          The name of the Corportion is adam.com, Inc.

                                      3.

          In accordance with Code Sections 14-2-705 and 14-2-1003(d) of the Georgia Business Corporation Code, the Corporation gave proper notice to each shareholder entitled to vote on said amendment.

                                      4.

          In accordance with Code Section 14-2-1003(e) of the Georgia Business Corporatin Code, said amendment was duly approved by a majority of the shares entitled to be cast on the amendment by each voting group entitled to vote on the amendment.

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                                                         Articles of Amendment
                                                  to Articles of Incorporation
                                          Page 2 of 2, A.D.A.M. Software, Inc.




                                      5.

          Said amendment was approved by a majority of the shares of the Corporation on September 28, 1999.



          IN WITNESS WHEREOF, A.D.A.M. Software, Inc. has caused these Articles of Amendment to be executed, its corporate seal to be affixed, and its seal and the execution hereof to be attested by its duly authorized officer, this 30th day of September, 1999.


                                   A.D.A.M. SOFTWARE, INC.


                                   By:   /s/ Robert Cramer
                                      -----------------------------------
                                        Robert Cramer
                                        Chairman and Chief Executive Officer